Exhibit 99.1

Ross Acquisition Corp II Announces the Separate Trading of its Class A Ordinary Shares and Warrants, Commencing May 3, 2021

FLORIDA – May 3, 2021 -- Ross Acquisition Corp II (the “Company”), a blank check company formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, announced that commencing May 3, 2021, holders of the units sold in the Company’s initial public offering of 34,500,000 units may elect to separately trade the Class A ordinary shares and warrants included in the units. Shares of Class A ordinary shares and warrants that are separated on the New York Stock Exchange will trade under the symbols “ROSS” and “ROSS WS,” respectively. Those units not separated will continue to trade on the New York Stock Exchange under the symbol “ROSS.U”.  No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements." Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company's registration statement and preliminary prospectus for the Company's offering filed with the SEC. Copies are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts
Wilbur L. Ross, Jr.
(561) 655-2615
wross@rossacquisition2.com